EXHIBIT 24.2


                              Chisholm & Associates
                          Certified Public Accountants

                        CONSENT OF INDEPENDENT AUDITORS'

Board of Directors
SportsNuts, Inc.
10421 So. 400 West, Ste. 550
Salt Lake City, UT 84095

We hereby consent to the use in this Registration Statement of SportsNuts, Inc.(formerly SportsNuts.com International, Inc.) of our report dated March 12, 2002 for the year ended December 31, 2001, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.


/s/ Chisholm & Associates

Chisholm Associates
North Salt Lake, Utah
May 7, 2002





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